Exhibit 10.64

Second Amended and Restated Credit Agreement

dated as of

January 11, 2010,

among

ITT Educational Services, Inc.,

The Lenders Party Hereto

and

JPMorgan Chase Bank, National Association,
as Administrative Agent

Credit Agreement (format)
1924042

Second Amended and Restated Credit Agreement dated as of January 11, 2010 (as supplemented, amended, and amended and restated, the “Agreement”), among ITT Educational Services, Inc., the Lenders party hereto, and JPMorgan Chase Bank, National Association, as Administrative Agent.

Recitals

Whereas, the Borrower and JPMorgan Chase Bank, National Association (in its capacity as the Bank under the hereinafter defined Existing Agreement, the “Existing Lender”), are currently parties to that certain Amended and Restated Credit Agreement dated as of December 17, 2007 (as amended, the “Existing Agreement”).  The Borrower and the Existing Lender desire to amend the Existing Agreement to (i) provide for a syndicate of lenders thereunder, with the Existing Lender acting as administrative agent, (ii) extend the maturity date of the Existing Agreement, and (iii) make certain other amendments and modifications thereto, and, for the sake of clarity and convenience, to restate the Existing Agreement as so amended.

Now, Therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto hereby agree that the Existing Agreement shall be amended and restated in its entirety (but shall not constitute a novation) to read as follows:

Article I

Definitions

Section 1.01. Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accreditation” means the status of public recognition granted by any Accrediting Body to an educational institution that meets the Accrediting Body’s standards and requirements, which approval is required for the educational institution to participate in Title IV Programs.

“Accrediting Body” means any entity or organization recognized by the DOE pursuant to 34 CFR Section 602 et seq.

“Acquired Business” means the entity or assets acquired by the Borrower or a Material Subsidiary in an Acquisition after the Effective Date.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Borrower or the Subsidiary is the surviving entity.

“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, National Association, in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” is defined in the introductory paragraph hereof.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Commitments represented by such Lender’s Commitment; provided that in the case of Section 2.20 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Facility Fee Rate”, as the case may be, based upon the Security Status of such Loan:

Security Status	ABR Spread	Eurodollar Spread	Facility Fee Rate
Secured	0.0%	0.475%	0.30%
Unsecured	0.0%	2.00%	0.30%

Each change in the Applicable Rate shall apply during the period commencing on the effective date of a change in Security Status, and ending on the date immediately preceding the effective date of the next such change.

“Approved Fund” has the meaning assigned to such term in Section 9.04.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means ITT Educational Services, Inc., a Delaware corporation.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” shall be deemed to have occurred if (a) any Person or group of Persons (other than (i) the Borrower, (ii) any Subsidiary or (iii) any employee or director benefit plan or stock plan of the Borrower or a Subsidiary or any trustee or fiduciary with respect to any such plan when acting in that capacity or any trust related to any such plan) shall have acquired beneficial ownership of shares representing more than 25% of the combined voting power represented by the outstanding Equity Interests of the Borrower (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended and the applicable rules and regulations thereunder) or (b) during any period of 12 consecutive months, commencing before and ending after, or commencing after the Effective Date, individuals who on the first day of such period were directors of the Borrower (together with any replacement or additional directors who were nominated or elected by a majority of directors then in office) cease to constitute a majority of the Board of Directors of the Borrower.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all properties, rights, interests, and privileges from time to time subject to the Liens granted to the Administrative Agent, or any security trustee therefor, by the Collateral Documents.

“Collateral Documents” means the Security Agreement and the Control Agreement, and, if any, all other mortgages, deeds of trust, security agreements, pledge agreements, assignments, financing statements and other documents as shall from time to time secure or relate to the obligations of the Borrower hereunder or any part thereof.

“Collateral Requirement” is defined in Section 2.05(b) hereof.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable.  The initial aggregate amount of the Lenders’ Commitments is $150,000,000.  The initial aggregate amount of the Lenders’ Commitment with respect to Line of Credit A is $100,000,000.  The initial aggregate amount of the Lenders’ Commitment with respect to Line of Credit B is $50,000,000.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise; provided, however, that a Person shall not be deemed to have Control solely by virtue of such Person’s status as an officer or employee of such Person.  “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means that certain Control Agreement dated as of August 30, 2007, among the Existing Lender, the Borrower, and the Intermediary, as the same may be amended, modified, supplemented or restated from time to time.

“Credit Contact” has the meaning set forth in the related Administrative Questionnaire.

“Cure Period” is defined in Section 2.05(b) hereof.

“Custodial Account” means the Custodial Account established by the Borrower with the Intermediary in which the Administrative Agent, on behalf of the Lenders, has been granted a security interest to secure the obligations of the Borrower hereunder, which will contain investment property subject to the Security Agreement and the Control Agreement.

“DOE” means the United States Department of Education.

“DOE Ratio” means the composite score of the Borrower’s equity, primary reserve and net income ratios described in 34 C.F.R. Sections 668.171(b)(1) and Section 668.172 and appendices A and B to Subpart L of 34 C.F.R. of Section 668, provided that if at any time the Borrower is required by the DOE to report such composite score on a school-by-school or other basis, their “DOE Ratio” shall also refer to the composite score for each school or other Person required to be reported to the DOE.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (d) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“dollars” or “$” refers to lawful money of the United States of America.

“EBITDA” means, for any period, net income for such period plus (a) without duplication and to the extent deducted in determining net income for such period, the sum of (i) interest expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary charges for such period and (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in net income in a prior period), minus (b) without duplication and to the extent included in net income, any extraordinary gains and any non-cash items of income for such period, all calculated for the Borrower on a consolidated basis in accordance with GAAP.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Eligible Line of Business” means any business engaged in as of the date of this Agreement by the Borrower or any of its Material Subsidiaries, and any other business not prohibited by Section 6.03(b) hereof.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Material Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Article VII.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income  by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

“Existing Agreement” is defined in the recitals hereto.

“Existing Lender” is defined in the recitals hereto.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financial Statements” means the balance sheets, income statements and statements of cash flows of Borrower, and any accompanying notes or other disclosures to such statements.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” and “Guarantors” has the meaning set forth in Section 5.12 hereof.

“Guaranty” and “Guaranties” has the meaning set forth in Section 5.12 hereof.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hostile Acquisition” means the acquisition of the capital stock or other equity interests of a Person through a tender offer or similar solicitation of the owners of such capital stock or other equity interests which has not been approved (prior to such acquisition) by resolutions of the Board of Directors of such Person or by similar action if such Person is not a corporation, or as to which such approval has been withdrawn.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (k) all obligations of such person in respect of Swap Agreements.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; provided, however, that Indebtedness shall not include (i) amounts in respect of tuition that is shown as deferred revenue on the Borrower’s Financial Statements, (ii) the amount of any Guarantee or payment obligation in connection with any Private Education Loan Program that is not required to be recorded as a liability on the Financial Statements, and (iii) obligations in respect of letters of credit that secure or provide a source of payment for a Guarantee or payment obligation undertaken in connection with any Private Education Loan Program.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September, and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediary” means JPMorgan Chase Bank, National Association, in its capacity as the Intermediary under the Control Agreement, and its successors and assigns in such capacity.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Leverage Ratio” means, on any date, the ratio of (a) total Indebtedness on such date to (b) EBITDA for the period of four consecutive fiscal quarters ended on such date.

“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Line of Credit A” means the Commitment of the Lenders to make Loans to the Borrower under such Line of Credit up to the aggregate principal amount of $100,000,000.

“Line of Credit B” means the Commitment of the Lenders to make Loans to the Borrower under such Line of Credit up to the aggregate principal amount of $50,000,000.

“Line of Credit” and “Lines of Credit” means, individually or collectively, as applicable, Line of Credit A and Line of Credit B.

“Loan Documents” means this Agreement, the promissory notes evidencing the Loans (if any), the Guaranties, the Collateral Documents, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

“Loans” means the loans made by the Lenders to the Borrower pursuant to Section 2.3 hereof.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower and the Material Subsidiaries, taken as a whole, to perform the material obligations under this Agreement and the other Loan Documents, or (c) the rights of or benefits available to the Administrative Agent or the Lenders under this Agreement or any of the other Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Material Subsidiaries in an aggregate principal amount exceeding $20,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Material Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Material Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means any Subsidiary that, directly or indirectly through a Subsidiary (a) owns assets with a book value in excess of 5% of the book value of the total consolidated assets of the Borrower and its Subsidiaries measured as of the last day of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 5.01, (b) generated revenues in excess of 5% of the revenues of the Borrower and its Subsidiaries, taken as a whole, for the most recently completed four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.01, or (c) is required to be a Guarantor pursuant to Section 5.13 hereof.

“Maturity Date” means May 1, 2012, or such earlier date on which the Commitment is terminated in whole pursuant to the terms hereof.

“Mode Change” means each and every conversion from Secured Loans to Unsecured Loans pursuant to Section 2.05(a) hereof.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Participant” has the meaning set forth in Section 9.04.

“Permissible Investments” means the investments specified as Permissible Investments in the Investment Guidelines attached to the Investment Management Agreement dated as of December 22, 2006, between the Borrower and J.P. Morgan Investment Management Inc., as amended pertaining to the Custodial Account which also meet the Maturity Guidelines and Quality Guidelines specified therein, without amendment unless consented to by the Required Lenders.

“Permitted Acquisition” means any Acquisition with respect to which all of the following conditions shall have been satisfied:

(a)the Acquired Business is an Eligible Line of Business;

(b)the Acquisition shall not be a Hostile Acquisition;

(c)if a new Subsidiary is formed or acquired as a result of or in connection with the Acquisition and such Subsidiary is a Material Subsidiary, the Borrower shall have complied with the requirements of Section 5.12 hereof in connection therewith;

(d)after giving effect to the Acquisition and any Borrowing in connection therewith, no Default or Event of Default shall exist, including with respect to the financial covenants contained in Section 5.11 hereof on a pro forma basis;

(e)if the Acquired Business is an “eligible institution” as defined in 34 C.F.R. Sections 600.2 and 600.5 and the Total Consideration for the Acquisition exceeds $25,000,000, such Acquired Business is in good standing with all applicable Accrediting Bodies (it being understood that, for purposes hereof, an Acquired Business shall be deemed not to be in good standing if it shall have received an order, notice, or other decision from an Accrediting Body in a jurisdiction in which such Acquired Business provides post secondary education, to the effect that the authority of such Acquired Business to provide postsecondary education in such jurisdiction is or will be withdrawn, revoked, or terminated); and

(f)the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer satisfactory to the Administrative Agent to the effect of the matters set forth in clause (a) through (e) above (it being understood that such certificate shall include reasonable calculations supporting the matters set forth therein).

“Permitted Encumbrances” means:

(a)Liens imposed by law for Taxes that are not yet due or are not yet required to be paid under Section 5.04;

(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are not yet required to be paid under in compliance with Section 5.04;

(c)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

(f)easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and

(g)Liens on assets the fair market value of which does not exceed $15,000,000 to secure Guarantee or payment obligations undertaken in connection with any Private Education Loan Program.

“Permitted Investments” means:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $100,000,000;

(d)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

(e)money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(f)Permissible Investments;

(g)certificates of deposit in an aggregate initial principal amount not exceeding $10,000,000 issued by Eli Lilly Federal Credit Union for the account of ESI Service Corp.; and

(h)demand deposit accounts maintained in the ordinary course of business.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its office located at 270 Park Avenue, New York, New York; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Private Education Loan Program” means a program under which private education loans are provided to current or former students to fund a portion of a student’s costs of attendance at any school owned or operated by the Borrower or any of its Subsidiaries.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 66-2/3% of the sum of the total Revolving Credit Exposures and unused Commitments at such time; provided that at any time there are two or fewer Lenders, “Required Lenders” shall mean all Lenders.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Material Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time.

“S&P” means Standard & Poor’s.

“Secured Loan” and “Secured Loans” means, individually or collectively, as applicable, those Loans for which the Borrower has elected to borrow on a secured basis pursuant to Section 2.05(a) hereof, and which are secured under the terms of the Security Agreement.

“Security Agreement” means that certain Amended and Restated Security Agreement with Respect to Custodial Account and Investment Property in the form of Exhibit D hereto dated as of the date hereof among the Borrower, the Administrative Agent and the Intermediary, as the same may be amended, modified, supplemented or restated from time to time.

“Security Status” means, as to any Loan, whether such Loan is a Secured Loan or an Unsecured Loan.

“Significant Regulatory Event” means, as the context may require, either (a) failure of the Borrower or any Material Subsidiary to maintain its status as an “eligible institution,” as defined in 34 C.F.R. Sections 600.2 and 600.5, (b) a failure of the Borrower or any Material Subsidiary to maintain its eligibility to participate in Title IV Programs (including, without limitation, any suspension or termination in Title IV funding), or (c) a failure of the Borrower or any Material Subsidiary to maintain in effect any of its Accreditations, which failure of any of the types described in clauses (a), (b) and (c) (each a “Relevant Failure”), when taken together with all other such failures of any of the types described in clauses (a), (b) or (c) occurring during the fiscal quarter in which such Relevant Failure occurred (the “Relevant Quarter”) and the three fiscal quarters of the Borrower immediately preceding the Relevant Quarter, affects educational institutions of the Borrower or any Material Subsidiary which, in aggregate, (x) contributed more than 20% of the consolidated EBITDA of the Borrower and its Subsidiaries for the most recent four complete fiscal quarters of the Borrower or (y) comprise more than 20% of the consolidated total assets of the Borrower and is Subsidiaries as of the end of the most recent complete fiscal quarter of the Borrower.

“Solvent” means, with respect to any Person, on any date of determination, that on such date the fair value of the assets of such a Person is greater than the total amount of liabilities of such Person.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Title IV” means Title IV of the Higher Education Act of 1965, as amended.

“Title IV Programs” means the Title IV Programs listed in 34 C.F.R. Section 668.1(c).

“Total Consideration” means, with respect to an Acquisition, the sum (but without duplication) of (a) cash paid in connection with any Acquisition, (b) indebtedness payable to the seller in connection with such Acquisition, (c) the fair market value of any equity securities, including any warrants or options therefor, delivered in connection with any Acquisition, (d) the present value of covenants not to compete entered into in connection with such Acquisition or other future payments which are required to be made over a period of time and are not contingent upon the Borrower or its Subsidiary meeting financial performance objectives (exclusive of salaries paid in the ordinary course of business) (discounted at the ABR), but only to the extent not included in clause (a), (b) or (c) above, and (e) the amount of indebtedness assumed in connection with such Acquisition.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans, and the use of the proceeds thereof.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, or the Alternate Base Rate.

“Unsecured Loan” and “Unsecured Loans” means, individually or collectively, as applicable, those Loans for which the Borrower has elected to borrow on an unsecured basis pursuant to Section 2.05(a) hereof, and which are not secured under the terms of the Security Agreement.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02. Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”).  Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

Section 1.03. Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04. Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until  such notice shall have been withdrawn or such provision  amended in accordance herewith.

Article II

The Credits

Section 2.01. Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment, (b) the sum of the total Revolving Credit Exposures of all Lenders exceeding the total Commitments, or (c) the sum of the total Revolving Credit Exposures with respect to any Line of Credit exceeding the total Commitment available with respect to such Line of Credit.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

Section 2.02. Loans and Borrowings.  (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments under Line of Credit A or Line of Credit B, as applicable.  The obligations of each Lender hereunder shall be several and not joint.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

(b)Subject to the terms and provisions hereof, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000.  At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000.  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of six (6) Eurodollar Borrowings outstanding.

(d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

Section 2.03. Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)the aggregate amount of the requested Borrowing;

(ii)the date of such Borrowing, which shall be a Business Day;

(iii)whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)whether such Borrowing is being made under Line of Credit A or Line of Credit B;

(v)whether such Borrowing is for Secured Loans or Unsecured Loans; and

(vi)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Eurodollar Borrowing.  If no election as to Line of Credit A or Line of Credit B is specified, then the required Borrowing shall be made first under Line of Credit B, up to the aggregate Commitment under Line of Credit B, and then under Line of Credit A.  If no election as to Secured Loans or Unsecured Loans is specified, then the requested Borrowing shall be for Unsecured Loans.  Promptly following receipt of a  Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04. Reserved.

Section 2.05. Borrowing of Secured Loans and Unsecured Loans; Security for Secured Loans.  (a)  The Loans made under Line of Credit A shall at all times be either Secured Loans or Unsecured Loans.  The Loans made under Line of Credit B shall at all times be either Secured Loans or Unsecured Loans.  The Borrower may elect to borrow Secured Loans or Unsecured Loans under either or both of the Lines of Credit.  Advances outstanding under the Existing Agreement (as defined therein) on the Effective Date shall constitute Secured Loans hereunder.  At any time the Borrower has Secured Loans outstanding under either of the Lines of Credit, the Borrower, upon not fewer than ten (10) days prior written notice to the Administrative Agent, may elect to borrow Unsecured Loans under the relevant Line of Credit, and on the effective date of such election (so long as no Default has occurred and is continuing) the entire outstanding amount of Secured Loans under such Line of Credit shall be deemed to have been paid by an Unsecured Loan in such amount made under such Line of Credit.  At any time the Borrower has Unsecured Loans outstanding under either of the Lines of Credit, the Borrower, upon not fewer than ten (10) days prior written notice to the Administrative Agent, may elect to borrow Secured Loans under the relevant Line of Credit, and on the effective date of such election (subject to satisfaction of all conditions in this Agreement to the making of Secured Loans), the entire outstanding amount of Unsecured Loans under such Line of Credit shall be deemed to have been paid by a Secured Loan in such amount made under such Line of Credit.  The effective date of each such election will be the tenth (10th) day following delivery of such written election by the Borrower to the Administrative Agent.

(b)Secured Loans shall at all times be secured under the terms of the Security Agreement.  So long as any Loans are Secured Loans, the outstanding principal amount of Secured Loans shall not exceed 95% of the fair market value of investment property in the Custodial Account subject to the Security Agreement which constitute Permissible Investments (the “Collateral Requirement”).  So long as no Event of Default has occurred and is continuing, if the Collateral Requirement is not satisfied for any period of ten (10) consecutive days (the “Cure Period”) after notice from the Administrative Agent to the Borrower that the Collateral Requirement is not satisfied, the Borrower shall be deemed to have elected to convert such Secured Loans to Unsecured Loans, and such deemed election shall be immediately effective as of the close of the Administrative Agent’s business on the last day of the Cure Period.  If the Borrower maintains Borrowings of Secured Loans under both Lines of Credit, and the Collateral Requirement is satisfied as to one, but not both Lines of Credit, the Administrative Agent shall implement this Section 2.05(b) so as to maximize the Secured Loans.

Section 2.06. Reserved.

Section 2.07. Funding of Borrowings.  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Indianapolis, Indiana, and designated by the Borrower in the applicable Borrowing Request.

(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.08. Interest Elections.  (a)  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (ii) and (iii) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and

(iii)whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Borrowing for an immediately succeeding Interest Period.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Section 2.09. Termination and Reduction of Commitments.  (a)  Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000; and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures would exceed the total Commitments, or the aggregate principal amount of Loans outstanding under either Line of Credit would exceed the amount of the Commitment available under such Line of Credit.

(c)The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

Section 2.10. Repayment of Loans; Evidence of Debt.  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan and all other amounts and obligations owing to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents on the Maturity Date.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form of Exhibit C hereto.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.11. Prepayment of Loans.  (a)  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

(b)The Borrower shall notify the Administrative  Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.09.  Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.   Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13, and any loss, cost or expense to the extent required by Section 2.16.

Section 2.12. Fees.  (a)  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the Effective Date to but excluding the date on which such Commitment terminates.  Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof.  All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(c)The Borrower agrees to pay to the Administrative Agent for its own account, on the date of each Mode Change such amount separately agreed upon between the Borrower and the Administrative Agent.

(d)All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

Section 2.13. Interest.  (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the  rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14. Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Eurodollar Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

Section 2.15. Increased Costs.  (a)  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii)impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16. Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default but excluding any payment made by the Borrower pursuant to Section 2.07(b) hereof), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17. Taxes.  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or the Lenders (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)The Borrower shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

(f)If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

Section 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a)  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in dollars.

(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered,  such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.07(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid, in any order as determined by the Administrative Agent in its discretion.

Section 2.19. Mitigation Obligations; Replacement of Lenders.  (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such  assignment and delegation cease to apply.

Section 2.20. Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions apply for so long as such Lender is a Defaulting Lender:

(a)fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.12(a); and

(b)the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender, including, without limitation, Section 9.02(b)(i).

Article III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

Section 3.01. Organization; Powers.  Each of the Borrower and its Material Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

Section 3.02. Authorization; Enforceability. The Transactions are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action.  This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and constitute a legal, valid and binding obligation of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Section 3.03. Governmental Approvals; No Conflicts.  The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Material Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Material Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Material Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Material Subsidiaries (except as otherwise permitted hereby).

Section 3.04. Financial Condition; No Material Adverse Change.  (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2008, reported on by PricewaterhouseCoopers, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2009, certified by its chief financial officer.  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b)Since December 31, 2008, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Material Subsidiaries, taken as a whole.

Section 3.05. Properties.  Each of the Borrower and its Material Subsidiaries has good title to, or valid leasehold interests in or valid license to use, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

Section 3.06. Litigation and Environmental Matters.  (a) There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Material Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

(b)Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Material Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

Section 3.07. Compliance with Laws and Agreements.  Each of the Borrower and its Material Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.

Section 3.08.  Investment Company Status.  Neither the Borrower nor any of its Material Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09. Taxes.  Each of the Borrower and its Material Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Material Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 3.10. ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect.

Section 3.11. Disclosure.  Except for matters set forth in periodic reports and other materials filed by the Borrower from time to time with the Securities and Exchange Commission, or any successor thereto, and that are publicly available, no agreement, instrument or corporate or other restriction to which the Borrower or any of its Material Subsidiaries is subject, or any other matter known to the Borrower, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

Section 3.12.  Margin Stock.  Neither the Borrower nor any Material Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and, except as permitted by Section 5.08, no part of the proceeds of the Loans will be used, either directly or indirectly, for the purpose, whether immediate, incidental or remote, of purchasing or carrying any margin stock or of extending credit to others for the purpose of purchasing or carrying any margin stock, and the Borrower shall furnish to the Administrative Agent, upon its request, a statement in conformity with the requirements of Federal Reserve Board Form U-1 referred to in Regulation U.  Further, no part of the proceeds of the Loans will be used for any purpose that violates, or which is inconsistent with, the provisions of Regulations G, T, U or X of the Board of Governors.

Section 3.13.  Insolvency.  The Borrower and the Material Subsidiaries, taken as a whole, are Solvent and each is able to pay its debts as they mature.

Section 3.14. Material Subsidiaries. The Material Subsidiaries are set forth on Schedule 3.14 hereto, as amended by the Borrower by written notice to the Administrative Agent.

Article IV

Conditions

Section 4.01. Effective Date.  The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of  Baker & Daniels, counsel for the Borrower and the Material Subsidiaries, substantially in the form of Exhibit B, and covering such other matters relating to the Borrower and the Material Subsidiaries, this Agreement or the Transactions as the Required Lenders shall reasonably request.  The Borrower hereby requests such counsel to deliver such opinion.

(c)The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d)The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the Chief Executive Officer, a Vice President or a Financial Officer of the Borrower, in form and substance satisfactory to the Administrative Agent.

(e)The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

Section 4.02. Each Borrowing.  The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)The representations and warranties of the Borrower set forth in this Agreement, and the representations and warranties of the Borrower and the Material Subsidiaries set forth in the other Loan Documents, shall be true and correct on and as of the date of such Borrowing.

(b)At the time of and immediately after giving effect to such Borrowing, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

Section 4.03. Secured Loans.  The obligation of each Lender to make a Secured Loan on the occasion of any Borrowing is subject to the conditions that the  Security Agreement and the Control Agreement shall be in full force and effect, and the Collateral Requirement shall be satisfied after giving effect to such Secured Loans.

Section 4.04. Conditions Subsequent to Effective Date.  In consideration of this Agreement, the Borrower hereby agrees that not later than (a) February 26, 2010, with respect to Daniel Webster College, Inc., and (b) January 29, 2010, with respect to all other Material Subsidiaries, the Borrower shall have delivered to the Administrative Agent, in each case in form and substance satisfactory to the Administrative Agent, (i) a Guaranty executed by each Material Subsidiary, (ii) a certificate of the secretary or other appropriate officer of each Material Subsidiary certifying the articles of incorporation (or equivalent instrument) of such Material Subsidiary, the by-laws (or equivalent instrument) of such Material Subsidiary, the resolutions (or equivalent instrument) of such Material Subsidiary relative to such Guaranty, and the incumbency and specimen signatures of the officer(s) executing the Guaranty on behalf of such Material Subsidiary, (iii) an opinion of counsel to each Material Subsidiary relative to such Guaranty, and (iv) such other items regarding the authorization, execution, delivery and enforceability of such Guaranties as the Administrative Agent or its counsel may reasonably request.  The Borrower acknowledges and agrees that its failure to do so shall constitute an Event of Default under this Agreement.

Article V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 5.01. Financial Statements and Other Information.  The Borrower will furnish to the Administrative Agent and each Lender:

(a)within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year (or, in the case of the balance sheet, as of the end of the previous fiscal year), all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP;

(b)within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its internally prepared consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

(c)within 45 days after the end of each fiscal quarter of the Borrower, a certificate of a Financial Officer of the Borrower in the form of Exhibit F-1 attached hereto based on information internally prepared by the Borrower; provided, however, that the Borrower may, concurrently with the delivery of financial statements under clause (a) above, submit a revised certificate of a Financial Officer of the Borrower in the form of Exhibit F-1 attached hereto based on the audited financial information contemplated thereby, which revised certificate shall supersede the previously submitted certificate for the period to which it relates;

(d)within 30 days after the end of each calendar month other than the last calendar month of each fiscal quarter of the Borrower, a certificate of a Financial Officer of the Borrower in the form of Exhibit F-2 attached hereto; and

(e)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

Section 5.02. Notices of Material Events.  The Borrower will furnish to the Administrative Agent written notice of the occurrence of any Default or Event of Default no later than ten (10) Business Days after the date on which the occurrence of such Default or Event of Default first becomes known to the Chief Executive Officer, the General Counsel or any Financial Officer of the Borrower.  Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

Section 5.03. Existence; Conduct of Business.  The Borrower will, and will cause each of its Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

Section 5.04. Payment of Obligations.  The Borrower will, and will cause each of its Material Subsidiaries to, pay its obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower or such Material Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

Section 5.05. Maintenance of Properties; Insurance.  The Borrower will, and will cause each of its Material Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies with similar financial positions engaged in the same or similar businesses operating in the same or similar locations.

Section 5.06. Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Material Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided, that, unless and until an Event of Default shall have occurred and be continuing, the Borrower shall not be obligated to reimburse the Administrative Agent or the Lenders for out-of-pocket expenses incurred in connection with such visits and inspections pursuant to Section 9.03(a) hereof in an amount in excess of $10,000 during any twelve-month period.

Section 5.07. Compliance with Laws.  The Borrower will, and will cause each of its Material Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 5.08. Use of Proceeds.  The proceeds of the Loans will be used only for general corporate purposes, including reacquisition of the Borrower’s common stock.  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 5.09. Trade Accounts.  The Borrower and each Material Subsidiary shall pay all trade accounts in accordance with their usual and customary practice.

Section 5.10. Banking Relationship.  The Borrower shall maintain a banking deposit account with the Administrative Agent through which transactions related to the Loans may be accomplished.

Section 5.11. Financial Covenants.  The Borrower and its Subsidiaries shall have, on a consolidated basis (except as otherwise provided in the definition of “DOE Ratio” herein):

(a)Leverage Ratio.  A Leverage Ratio, as determined as of the end of each fiscal quarter, of not greater than 1.0 to 1.0.

(b)Unrestricted Cash and Investments to Indebtedness.  A ratio of (i) the combination of unrestricted cash and unrestricted investments (including any investments in the Custodial Account), to (ii) Indebtedness, of not less than 1.10 to 1.0, as of the end of any calendar month.

(c)DOE Financial Responsibility Composite Ratio.  A DOE Ratio determined as of the last day of any fiscal year to be greater than or equal to 1.50:1.00.

Section 5.12. Guaranties.  The payment and performance of all obligations of the Borrower owing hereunder shall at all times (except as contemplated in Section 4.04 hereof) be guaranteed by each Material Subsidiary of the Borrower (individually a “Guarantor” and collectively the “Guarantors”) pursuant to one or more guaranty agreements in the form of Exhibit E attached hereto (individually a “Guaranty” and collectively the “Guaranties”).   In the event the Borrower or any Subsidiary forms or acquires or owns any other Material Subsidiary after the date hereof, the Borrower shall promptly upon such formation or acquisition or creation provide the Administrative Agent with an amendment to Schedule 3.14, cause such Material Subsidiary to execute a Guaranty, and the Borrower shall also deliver to the Administrative Agent, or cause such Material Subsidiary to deliver to the Administrative Agent, at the Borrower’s cost and expense, such organizational documents, certificates, opinions and other instruments described in Section 4.04 hereof.

Section 5.13.   Additional Guarantors.  If at the end of any fiscal quarter of the Borrower (i) the book value of the owned assets of the non-Guarantor Subsidiaries equals or exceeds 20% of the book value of the total consolidated owned assets of the Borrower and its Subsidiaries for the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 5.01, or (ii) the revenues of the non-Guarantor Subsidiaries for the most recently completed four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.01 equal or exceed 20% of the total consolidated revenue of the Borrower and its Subsidiaries for such period, then the Borrower shall, promptly thereafter, cause an additional Subsidiary or additional Subsidiaries to become a Guarantor or Guarantors hereunder such that (i) the book value of the owned assets of the non-Guarantor Subsidiaries is less than 20% of the book value of the total consolidated owned assets of the Borrower and its Subsidiaries for the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 5.01, and (ii) the revenues of the non-Guarantor Subsidiaries for the most recently completed four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.01 is less than 20% of the total consolidated revenue of the Borrower and its Subsidiaries for such period.

Article VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees  payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

Section 6.01. Reserved.

Section 6.02. Liens.  The Borrower will not, and will not permit any Material Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable, but excluding accounts receivable that are “charged off” in the ordinary course of business and do not appear as an asset on the balance sheet of the related Person) or rights in respect of any thereof, except:

(a)Permitted Encumbrances;

(b)any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary, and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

(c)any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(d)any Lien or deposit with any governmental agency required or permitted to qualify it to conduct business or exercise any privilege, franchise or license, or to maintain self insurance or to obtain the benefits of or secure obligations under any law pertaining to worker’s compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings, or any similar lien or deposit arising in the ordinary course of business;

(e)Liens on property that secure only Indebtedness incurred for the purchase price or cost of construction or improvement of such property or liens related to capitalized lease transactions;

(f)any Lien granted in favor of the Administrative Agent on behalf of the Lenders; and

(g)Liens not described in clauses (a) through (e) above to secure indebtedness, obligations or liabilities in the aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

Section 6.03. Fundamental Changes.  (a) The Borrower will not, and will not permit any Material Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of its Material Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into  any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to a Subsidiary, and (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Material Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

(b)The Borrower will not, and will not permit any of its Material Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Material Subsidiaries on the date of execution of this Agreement and businesses reasonably related or incidental thereto.

Section 6.04. Investments, Loans, Advances and Acquisitions.  The Borrower will not, and will not permit any of its Material Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Material Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

(a)Permitted Investments;

(b)investments by the Borrower in the capital stock of its Subsidiaries;

(c)loans, advances and purchases of evidence of indebtedness made by the Borrower in connection with any Private Education Loan Program;

(d)loans and advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary;

(e)Permitted Acquisitions; and

(f)loans and advances in the ordinary course of business in an aggregate amount not to exceed $2,000,000 at any one time outstanding.

Section 6.05. Swap Agreements.  The Borrower will not, and will not permit any of its Material Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Material Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Material Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Material Subsidiary.

Section 6.06. Restricted Payments.  The Borrower will not, and will not permit any of its Material Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (b) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (c) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for directors, management or employees of the Borrower and its Subsidiaries, and (d) the Borrower may reacquire its common stock.

Section 6.07. Transactions with Affiliates.  The Borrower will not, and will not permit any of its Material Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.06.

Section 6.08. Restrictive Agreements.  The Borrower will not, and will not permit any of its Material Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Material Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Material Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other  Material Subsidiary or to Guarantee Indebtedness of the Borrower or any other Material Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured indebtedness or obligations if such restrictions or conditions apply only to the property or assets securing such indebtedness or obligations and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

Section 6.09. Change Name or Place of Business.  The Borrower shall not change its name or jurisdiction of organization, except after thirty (30) days’ prior written notice to the Administrative Agent.

Section 6.10. Permissible Investments.  The Borrower shall not amend the definition of Permissible Investments contained in the Investment Guidelines attached to the Investment Management Agreement dated as of December 22, 2006, as amended, between the Borrower and J.P. Morgan Investment Management Inc., or the Maturity Guidelines and Quality Guidelines specified therein, in each case without the prior written consent of the Required Lenders.

Article VII

Events of Default

If any of the following events (“Events of Default”) shall occur:

(a)the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

(c)any representation or warranty made or deemed made by or on behalf of the Borrower or any Material Subsidiary in or in connection with this Agreement or any Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01, 5.02, 5.03 (with respect to the Borrower’s existence), 5.08, 5.11, 5.12 or in Article VI or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral;

(e)the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or the Borrower or any Material Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in any other Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender), or (ii) the date on which such failure shall first become known to the Chief Executive Officer, the General Counsel or any Financial Officer of the Borrower;

(f)the Borrower or any Material Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any of its Material Indebtedness, when and as the same shall become due and payable;

(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any  Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)one or more uninsured judgments for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against the Borrower, any Material Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Material Subsidiary to enforce any such judgment;

(l)an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)a Change in Control shall occur;

(n)a Material Adverse Effect shall occur; or

(o)a Significant Regulatory Event shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become  due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (iii) exercise any other remedies available to the Administrative Agent or the Lenders under this Agreement and the other Loan Documents, including, without limitation, the Collateral Documents, and (iv) exercise any other remedy available at law or in equity.

Article VIII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Article IX

Miscellaneous

Section 9.01. Notices.  (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)if to the Borrower, to it at 13000 N. Meridian Street, Carmel, Indiana  46032, Attention of Chief Financial Officer, Telephone No. (317) 706-9200, Telecopy No. (317) 706-9254;

(ii)if to the Administrative Agent, to JPMorgan Chase Bank, 1 East Ohio Street, Mail Code INI-0045, Indianapolis, Indiana  46277, Attention of John V. Schlechte, Telephone No. (317) 767-8340, Telecopy No. (317) 767-8008;

(iii)if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 9.02. Waivers; Amendments.  (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b)Neither this Agreement, nor any other Loan Document, nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase  the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees or other amounts payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees or other amounts payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the  written consent of each Lender, (vi) release all or substantially all of the Collateral (except as otherwise provided for in the Loan Documents), or (vi) change the provisions of Section 2.20 without the written consent of the Administrative Agent; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

Section 9.03. Expenses; Indemnity; Damage Waiver.  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during  any workout, restructuring or negotiations in respect of such Loans.

(b)The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay (without limiting the obligations of the Borrower and its Subsidiaries hereunder or under any other Loan Documents) to the Administrative Agent such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d)To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof.

(e)All amounts due under this Section shall be payable promptly after written demand therefore.

Section 9.04. Successors and Assigns.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and

(B)the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitments or Loans;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more Credit Contacts (who shall be directors, officers, employees and/or agents of the assignee) to whom all syndicate-level information (which may contain material non-public information about the Borrower and its related parties or its securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws; and

(E)each partial assignment shall be made pro-rata between Line of Credit A and Line of Credit B.

For the purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.07(b), 2.18(d) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)(i) Any Lender may, without the consent of the Borrower and the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii)A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which consent may be withheld for any reason).  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.05. Survival.  All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments  delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 9.06. Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07. Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.08. Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower (except to the extent that applicable law prohibits such deposits or other obligations from being subject to such set-off rights) against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.09. Governing Law; Jurisdiction; Consent to Service of Process.  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c)The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 9.10. Waiver of Jury Trial.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this agreement, the Loan Documents, or the transactions contemplated hereby or thereby (whether based on contract, tort or any other theory).  Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this section.

Section 9.11. Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12. Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory authority purporting to have jurisdiction over it or its Affiliates, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement by such recipient containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower.  For the purposes of this Section, “Information” means all information received from the Borrower or obtained by the Administrative Agent or any Lender by inspection pursuant to Section 5.06 hereof, relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 9.13. Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate herefore) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.14. USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

Section 9.15. Amendment and Restatement.  This Agreement shall become effective on the Effective Date and shall supersede all provisions of the Existing Agreement as of such date.  From and after the Effective Date, all references made to the Existing Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Agreement.  The Borrower heretofore executed and delivered to the Administrative Agent certain Collateral Documents.  The Borrower hereby acknowledges and agrees that the Liens created and provided for by the heretofore delivered Collateral Documents continue to secure, among other things, the obligations of the Borrower under the Existing Agreement which shall remain outstanding on the Effective Date as well as those hereafter arising under this Agreement and the other Loan Documents; and the heretofore delivered Collateral Documents and the rights and remedies of the Administrative Agent thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect in favor of the Administrative Agent for the benefit of the Lenders, and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the heretofore delivered Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Agreement.  The execution and delivery of this Agreement shall constitute an amendment and restatement and not a novation or repayment of the obligations owing by the Borrower under the Existing Agreement.

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ITT Educational Services, Inc.

By /s/ Daniel M. Fitzpatrick
Name: Daniel M. Fitzpatrick
Title: Executive Vice President, Chief
Financial Officer

JPMorgan Chase Bank, individually as a Lender and as Administrative Agent,

By /s/ John V. Schlechta
Name: John V. Schlecta
Title: Senior Vice President

Bank of America, N.A., as a Lender

By /s/ Adam M. Goettsche
Name: Adam M. Goettsche
Title: Senior Vice President

[Signature Page to Second Amended and Restated Credit Agreement]

Exhibit A

Assignment and Assumption

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below  (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1. Assignor:

______________________________

2.Assignee:

______________________________ [and is an Affiliate/Approved Fund of [identify Lender]2]

3.Borrower(s):

______________________________

4.Administrative Agent:

______________________, as the administrative agent under the Credit Agreement

5.Credit Agreement:

[The [amount] Credit Agreement dated as of _______ among [name of Borrower(s)], the Lenders parties thereto, [name of Administrative Agent], as Administrative Agent, and the other agents parties thereto]

6. Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans3
	$		$	%
	$		$	%
	$		$	%

Effective Date:   _____________ ___, 20___ [to be inserted by Administrative Agent and which shall be the effective date of recordation of transfer in the register therefore.]

The Assignee agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more Credit Contacts (who shall be directors, officers, employees and/or agents of the Assignee) to whom all syndicate-level information  (which may contain material non-public information about the Borrower[, the Loan Parties] and [its] [their] Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

The terms set forth in this Assignment and Assumption are hereby agreed to:

Assignor

[Name of Assignor]

By
Title:

Assignee

[Name of Assignee]

By
Title:

2	Select as applicable.

3	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and]4 Accepted:

[Name of Administrative Agent],

   as Administrative Agent

By______________________________
  Title:___________________________

[Consented to:]5

[Name of Relevant Party]

By______________________________
  Title:___________________________

4	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

5	To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

Annex 1

[__________________]6

Standard Terms and Conditions

for Assignment and Assumption

1.Representations and Warranties.  1.1. Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document7, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section ___ thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender8, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

6	Describe Credit Agreement at option of Administrative Agent.

7	The term “Loan Document” should be conformed to that used in the Credit Agreement.

8	The concept of “Foreign Lender” should be conformed to the section in the Credit Agreement governing withholding taxes and gross-up.

Exhibit B

Opinion of Counsel for the Borrower

REBECCA A. RICHARDSON Partner Direct 317.237.1189 rebecca.richardson@bakerd.com	BAKER & DANIELS LLP 300 North Meridian Street, Suite 2700 Indianapolis, Indiana 46204-1782 Tel 317.237.0300 Fax 317.237.1000 www.bakerdaniels.com

January 11, 2010

To the Lenders and the

Administrative Agent Referred to Below

c/o JPMorgan Chase Bank, N.A.,

as Administrative Agent

270 Park Avenue

New York, New York  10017

Re:           ITT Educational Services, Inc.

Ladies and Gentlemen:

We have acted as counsel to ITT Educational Services, Inc., a Delaware corporation (the “Company”) in connection with the transaction contemplated by the Second Amended and Restated Credit Agreement (the “Credit Agreement”) of even date, among the Company, as borrower, the financial institutions identified therein as Lenders, and JPMorgan Chase Bank, N.A., as Administrative Agent.  Capitalized terms used in this letter but not defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

For purposes of expressing our opinions herein, we have been provided with and have examined the following documents, each dated as of January 11, 2010, except as otherwise indicated:

(i)           the Credit Agreement, executed by the Company, the Lenders, and the Administrative Agent;

(ii)           the Promissory Notes executed by the Company to each of the Lenders;

(iii)           the Security Agreement, executed by the Company and the Administrative Agent; and

(iv)           the Fee Letter Agreement executed by the Company and the Administrative Agent.

The documents identified above are referred to herein collectively as the “Transaction Documents.”

For purposes of expressing our opinions herein, we have examined only the documents identified above, and the documents and certificates identified on Schedule I.  As to various questions of fact material to our opinion, we have relied upon representations and warranties made in the Transaction Documents and upon certificates and other communications from public officials and officers of the Company, without any independent verification of the completeness or fairness of the statements contained therein.  The opinions set forth herein are based upon and limited to the General Corporation Law of the State of Delaware, the laws of the States of Indiana and New York, and the federal laws of the United States of America.  This letter should not be construed as expressing an opinion on any matter, legal or otherwise, not specifically mentioned herein.

For purposes of expressing our opinions herein, we have assumed that:

(a)	The copies of the Transaction Documents provided to us for review conform to the originals thereof, and all signatures on the originals are genuine.

(b)
The Transaction Documents have been duly authorized and executed by the Lenders and the Administrative Agent and constitute legal, valid, and binding obligations of each of them, enforceable against each of them in accordance with their respective terms.  The Administrative Agent has been validly appointed as the agent of the Lenders for the purpose of holding the security interest intended to be created by the Security Agreement.

(c)
The Company has received adequate consideration and “value” as such term is used in Section 9-203 of the Uniform Commercial Code as adopted and in effect in the State of New York (the “UCC”), has been given in connection with its execution of the Transaction Documents, and the Company has “rights” (as such term is used in Section 9-203 of the UCC) in the Collateral (as defined in the Security Agreement).

Upon the basis of the foregoing, and subject to the qualifications stated herein, we advise you that, in our opinion:

(1)           The Company is a corporation organized and existing under the laws of the State of Delaware and is in good standing under the laws of the State of Delaware.

(2)           The Company has the power and authority to execute and deliver each Transaction Document and to perform its obligations thereunder.  The execution, delivery, and performance by the Company of the Transaction Documents have been authorized by all necessary action on the part of the Company.  The Company has duly executed and delivered the Transaction Documents.  The Transaction Documents are valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

(3)           The Security Agreement creates in favor of the Administrative Agent a security interest in the Collateral (as defined in the Security Agreement), to the extent the Collateral is property in which a security interest can be created under the UCC.

(4)           The execution, delivery, and performance by the Company of its obligations under the Transaction Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority of the State of Indiana, and (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or, to our knowledge, any order of any such Governmental Authority

We hereby confirm to you that to our knowledge there are no actions, suits, investigations, or proceedings by or before any arbitrator or Governmental Authority pending or threatened against or affecting the Company or any of its Subsidiaries that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or that involve the Credit Agreement or the Transactions.

Our opinions expressed herein are subject to the following qualifications:

(A)
The phrase "to our knowledge" means the actual knowledge of the attorneys who participated in the preparation of this letter, based solely upon and in reliance on an investigation regarding litigation and other proceedings currently being handled by this firm, and on information provided to us by officers of the Company.

(B)
The validity, enforceability, and the binding effect of the Transaction Documents may be limited or otherwise affected by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting creditor’s rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered at a proceeding in equity or at law).  The remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses, and to the extent such remedies are provided for in the Transaction Documents, enforceability thereof may be subject to the discretion of the court before which any proceeding therefor may be brought.  The enforcement of indemnity provisions of the Transaction Documents is subject to principles of equity and public policy.  Marshalling of assets and collateral also may be required under certain circumstances.  Certain waivers, releases of rights, and remedies under the Transaction Documents, including without limitation, “self-help remedies” (other than those available to a secured party under the UCC), may be unenforceable, unavailable, or of limited efficacy, however, such unenforceability, unavailability, or limited efficacy would not preclude the practical realization of the benefits and the security intended to be provided thereby.  We express no opinion as to the validity, availability, or enforceability of any provisions contained in the Transaction Documents that: (i) purport to waive the right to a trial by jury, or (ii) provide for methods of service of process other than in accordance with applicable law.  We express no opinion as to the enforceability of those provisions of the Transaction Documents calling for the payment of late charges, prepayment premiums, or increased rates of interest after default.

(C)
Section 552 of the Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from an agreement entered into by the debtor before the commencement of such case.

(D)
We express no opinion as to the existence of the Collateral (as defined in the Security Agreement), the sufficiency of the rights of the Company therein, or the perfection of any security interest therein.

This opinion is furnished to you solely for your benefit in connection with the transaction contemplated by the Transaction Documents, and may not, without our consent, be furnished to any other person, be relied upon by any other person for any purpose, or be used, circulated, quoted, or otherwise referenced for any purpose.

Very truly yours,

Schedule I

1.A copy of the Certificate of Incorporation for the Company, certified by the Delaware Secretary of State on December 18, 2009.

2.Certificate of Good Standing for the Company, issued by the Delaware Secretary of State on December 21, 2009.

3.Certificate of the Secretary of the Company, dated January 11, 2010, as to the Company’s Certificate of Incorporation, By-Laws, and authorizing resolutions, and the incumbency of certain officers.

Exhibit C

Promissory Note

U.S. $_______________ January 11, 2010

For Value Received, the undersigned, ITT Educational Services, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to ____________________ (the “Lender”) or its registered assigns on the Maturity Date of the hereinafter defined Credit Agreement, at the principal office of the Administrative Agent in Indianapolis, Indiana (or such other location as the Administrative Agent may designate to the Borrower), in immediately available funds, the principal sum of ___________________ Dollars ($__________) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

This Promissory Note is one of the promissory notes referred to in that certain Second Amended and Restated Credit Agreement dated as of January 11, 2010, among the Borrower, the Lenders, and JPMorgan Chase Bank, National Association, as Administrative Agent (as extended, renewed, amended or restated from time to time, the “Credit Agreement”), and this Promissory Note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof.  All defined terms used in this Promissory Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.  This Promissory Note shall be governed by and construed in accordance with the internal laws of the State of New York.

Voluntary prepayments may be made hereon, and certain prepayments and accelerated payments are required to be made hereon, all in the events, on the terms and in the manner as provided for in the Credit Agreement.  This Note may evidence Secured Loans and/or Unsecured Loans in accordance with the terms and provisions of the Credit Agreement.

The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

ITT Educational Services, Inc.

By
Name
Title

Exhibit D

Form of Security Agreement

Amended and Restated Security Agreement with
Respect to Custodial Account and Investment Property

This Amended and Restated Security Agreement with Respect to Custodial Account and Investment Property (the “Agreement”) is entered into as of January 11, 2010, by ITT Educational Services, Inc., a Delaware corporation with its mailing address at 13000 N. Meridian Street, Carmel, Indiana (“the Debtor”), in favor of JPMorgan Chase Bank, National Association, a national banking association (“JPMorgan”), with its mailing address at 1 East Ohio Street, Indianapolis, Indiana  46277, acting as administrative agent hereunder for the Secured Creditors hereinafter identified and defined (JPMorgan, acting as such administrative agent and any successor or successors to JPMorgan acting in such capacity being hereinafter referred to as the “Agent”).

Recitals:

A.The hereinafter defined Lenders are making available to the Debtor revolving credit facilities in the maximum aggregate principal amount of $150,000,000 pursuant to the terms of a Second Amended and Restated Credit Agreement dated January 11, 2010, among the Debtor, the Agent, as administrative agent thereunder and the lenders from time to time party thereto (the “Lenders;” the Agent and the Lenders are hereinafter collectively referred to herein as the “Secured Creditors,” and each individually as a “Secured Creditor”), as the same may be amended from time to time (the “Credit Agreement”).

B.Under the Credit Agreement the Debtor has the option to borrow Secured Loans or Unsecured Loans on either or both of Line of Credit A or Line of Credit B under the terms described in the Credit Agreement.

C.In order to induce the Lenders to extend Secured Loans, and in order to secure all of the Debtor’s obligations to the Lenders under the Secured Loans, the Debtor has agreed to grant to the Agent on behalf of the Lenders a security interest in all of the Debtor’s securities and other property carried in or credited to Agency/Custodial Account No. __________ (the “Account”) of the Debtor maintained with JPMorgan Chase Bank, National Association in its capacity as a securities intermediary (“the Intermediary”) and in the Account itself.

D.This Agreement is intended to amend and restate in its entirety the provisions of that certain Amended Security Agreement with Respect to Custodial Account and Investment Property between the Debtor and JPMorgan dated December 17, 2007 (the “Prior Security Agreement”).

Now, Therefore, it is agreed by and between the parties hereto as follows:

1.As security for the Secured Loans (if any) owing by the Debtor under the Credit Agreement, as the same may be modified or amended from time to time, including, without limitation, the repayment of all Secured Loans which the Lenders may hereafter loan to the Debtor (the “Secured Obligations”), and in order to secure the obligations of the Debtor as to the Secured Loans, the Debtor hereby grants a security interest to the Agent on behalf of the Secured Creditors in all of the Debtor’s right, title and interest in the investment property and financial assets credited to and carried in the Account, and the securities entitlement represented by the Account, together with the proceeds thereof, including all replacement investments and all monies owing to the Debtor and funds which may hereafter accumulate in or become withdrawable from such Account, including any balance which may remain to the credit of said Account upon the closing thereof (collectively, the “Collateral”).  In connection herewith, and in order to perfect the security interest granted hereunder, JPMorgan, the Debtor and the Intermediary have entered into the Control Agreement.

2.All capitalized terms used in this Agreement and not defined herein are used with the meanings ascribed to such terms in the Credit Agreement.  For the purposes of this Agreement:

“Effective Date” of a Notice of Sole Control shall be the beginning of the Business Day after an officer of the Intermediary at the level of Vice President or above has verified receipt of the Notice of Sole Control to the Agent; provided that the Intermediary may, at its option, act on the Notice of Sole Control at any time after actual receipt by the Intermediary of the Notice of Sole Control (even if before the beginning of the Business Day after the Intermediary has acknowledged receipt, as provided above).

“Notice of Sole Control” shall mean a written notification from the Agent to the Intermediary in the form attached hereto as Exhibit A.

“Permitted Instructions” shall mean the following instructions from the Debtor or the Debtor’s agents: (i) Trading Instructions, including instructions for the purpose of effecting the clearance or settlement of a trade in the Account; (ii) instructions to disburse income and dividends with respect to property in the Account; and (iii) instructions to debit the Account for any fees payable with respect to the Account or to any investment manager or advisor engaged by the Debtor to manage the Account (an “Investment Manager”).

“Trading Instructions” shall mean instructions to buy, sell or otherwise trade the assets in the Account.

3.The Agent and the Debtor acknowledge and agree that, prior to the Effective Date of a Notice of Sole Control, the Debtor and the Debtor’s agents are entitled to give Permitted Instructions without any concurrence or consent of the Agent, and the Intermediary is authorized to comply with all Permitted Instructions of the Debtor without further consent from the Agent.  Any instructions to the Intermediary other than Permitted Instructions shall be made by a written instrument to such effect which shall be executed by:

(a) Before the Effective Date of a Notice of Sole Control, an authorized officer of the Debtor and the Agent, or

(b) After the Effective Date of a Notice of Sole Control, an authorized officer of the Agent.

Notwithstanding the foregoing, at any time there are no outstanding Secured Loans, the Debtor shall have the exclusive right to determine what instructions are given to the Intermediary, and the Agent will execute the written instrument setting forth the Debtor’s instructions, and deliver the same to the Intermediary, promptly after receipt of such a request from the Debtor.

The Agent agrees that, at any time there are outstanding Secured Loans and no Notice of Sole Control has been delivered to the Intermediary, in connection with any instructions to withdraw and/or disburse principal or cash (other than Permitted Instructions as to which, prior to a Notice of Sole Control, the Debtor shall have sole authority) out of the Account, the Agent will execute the written instrument setting forth the Debtor’s instructions, and deliver the same to the Intermediary, promptly after receipt of such a request from the Debtor, so long as after giving effect to such request, the Collateral Requirement would not be violated.

Prior to the Effective Date of a Notice of Sole Control, the Intermediary shall be entitled to rely on all Trading Instructions and other Permitted Instructions from the Debtor or the Debtor’s agents as described in this Section 3, and the Intermediary shall have no obligation to notify the Agent prior to acting on any such instructions, including, but not limited to, delivery or receipt of cash or securities to effect clearance or settlement of any trade.  The undersigned agree that the Intermediary shall not be responsible for any diminution or loss of value of the Collateral attributable to decline in market value of the Collateral.

4.The Agent and the Debtor acknowledge and agree that, after the Effective Date of a Notice of Sole Control, unless and until such Notice of Sole Control is rescinded in writing by the Agent,

(a)the Debtor and the Debtor’s agents will cease giving the Intermediary any instructions regarding the Account;

(b)only the Agent shall give instructions regarding the Account;

(c)the Agent shall give all Permitted Instructions to the Intermediary with a copy to the Debtor;

(d)the Agent shall give all other instructions regarding the Account to the Intermediary with a copy to the Debtor; and

(e)the Intermediary will cease complying with all instructions concerning the Account from the Debtor or the Debtor’s agents, and will comply with Trading Instructions and all other instructions from the Agent, without further consent of the Debtor.

Notwithstanding the foregoing, the Agent agrees that after the Effective Date of a Notice of Sole Control and until such Notice of Sole Control is rescinded in writing by the Agent, the Agent will give instructions to the Intermediary as the Debtor reasonably requests, including instruction to withdraw and/or disburse principal or cash, if after giving effect to such instruction the Collateral Requirement would not be violated.

If the Agent shall give the Intermediary a Notice of Sole Control as provided in Section 5 below, and the Intermediary shall have sent a copy of such Notice of Sole Control to the Debtor as provided in the Notice of Sole Control, the Intermediary shall have no duty or obligation whatsoever of any kind or character to determine the validity of any Notice of Sole Control or to take further instructions from the Debtor or the Debtor’s agents after the Effective Date of a Notice of Sole Control until it is rescinded in writing by the Agent.

5.The Agent may send a Notice of Sole Control to the Intermediary only after an Event of Default occurs while Secured Loans are outstanding, and while such Event of Default is continuing.  Upon delivery of a Notice of Sole Control, the Agent, without further authority from the Debtor, shall be entitled to direct the Intermediary to liquidate any or all the Collateral in the Account and to request the Intermediary to remit to the Agent the proceeds of such liquidation up to the amount sufficient to satisfy the Secured Obligations, and the Intermediary is hereby authorized and directed to pay to the Agent such sums as the Agent shall so request or demand without the consent of or notice to the Debtor.  If an Event of Default is cured or waived after a Notice of Sole Control is delivered to the Intermediary, the Agent shall promptly send the Intermediary a written notice that the Notice of Sole Control is rescinded, and instructing the Intermediary to comply with all Permitted Instructions from the Debtor without further consent of the Agent.

6.The Debtor hereby constitutes and appoints the Agent to act, after an Event of Default that occurs while there are outstanding Secured Loans, and during the continuance thereof, and after the Agent has given a Notice of Sole Control to the Intermediary, as the Debtor’s true, lawful and irrevocable attorney-in-fact to demand, receive and enforce payments and to give receipts, releases, satisfactions for, and to sue for all monies payable to the Debtor by the Intermediary with respect to the Collateral, and the Debtor agrees that this may be done in the name of the Agent with the same force and effect as the Debtor could do had this Agreement not been made.  Any and all monies or payments which may be received by the Debtor at such time with respect to the Collateral, to which the Agent is entitled under and by reason of this Agreement, will be received by the Debtor as trustee for the Agent, and will be immediately delivered, in kind, to the Agent without commingling.

7.Any sums paid under this Agreement by the Intermediary to the Agent from the Account of the Debtor shall be applied by the Agent to the payment of the Secured Obligations in accordance with the Credit Agreement.  The balance, if any, remaining after payment of such Secured Obligations shall be promptly repaid to the Debtor by the Agent.  The receipt or receipts of the Agent for such funds so paid to it by the Intermediary shall, as to the Intermediary, operate as the receipt of the Debtor as fully and as completely as if funds had been paid to the Debtor.  The liens created by this Agreement shall be junior to the liens claimed by the Intermediary for indebtedness owed to the Intermediary by the Debtor in connection with fees and expenses associated with the administration of the Account.

8.The Agent is hereby authorized and empowered to receive from the Intermediary, and the Intermediary is authorized and directed to deliver to the Agent and at the Debtor’s expense, copies of all confirmations and other notices with respect to all transactions executed by the Intermediary for the account of the Debtor, copies of the periodic Account statements of the Debtor, and copies of any and all matters pertaining to the Account of the Debtor with the Intermediary, including, without limitation, copies of all correspondence directed to the Debtor.  The Agent will provide the Lenders with copies of such confirmations and notices upon request.

9.This Agreement shall remain in full force and effect until all Secured Loans have been paid in full and the Secured Creditors have no further commitment to extend Secured Loans under the Credit Agreement, whereupon the Agent shall deliver to the Intermediary a notice terminating the Control Agreement.

10.The Debtor makes the following representations, warranties, covenants and agreements:

(a)The Debtor is the sole and lawful owner of the Collateral, and has full right, power, and authority to enter into this Agreement and to perform each and all of the matters and things herein provided for.  The execution and delivery of this Agreement, and the observance and performance of each of the matters and things herein set forth, will not (i) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Debtor or any provision of the Debtor’s organizational documents (e.g., charter, articles or certificate of incorporation and bylaws, articles or certificate of formation or organization and limited liability company operating agreement, partnership agreement or similar organizational documents) or any covenant, indenture or agreement of or affecting the Debtor or any of its property or (ii) result in the creation or imposition of any lien or encumbrance on any property of the Debtor except for the lien and security interest granted to the Agent hereunder.

(b)The Debtor’s legal name, jurisdiction of organization and organizational number (if any) are:  ITT Educational Services, Inc., Delaware, and 0404703.  Except for the trade name “ITT Technical Institute(s),” the Debtor has not transacted business at any time during the immediately preceding five-year period, and does not currently transact business, under any other legal names or trade names.  The Debtor shall not change its jurisdiction of organization without the Agent’s prior written consent.  The Debtor shall not change its legal name or transact business under any other trade name without first giving 30 days’ prior written notice of its intent to do so to the Agent.

(c)The Collateral and every part thereof is and shall be free and clear of all security interests, liens (including, without limitation, mechanics’, laborers’ and statutory liens), attachments, levies, and encumbrances of every kind, nature, and description and whether voluntary or involuntary, except for the lien and security interest of the Agent therein and other Liens permitted by Section 6.02 of the Credit Agreement (herein, the “Permitted Liens”).  The Debtor shall warrant and defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest in the Collateral adverse to any of the Secured Creditors.

(d)The Debtor will promptly pay when due all taxes, assessments, and governmental charges and levies upon or against it or its Collateral, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings which prevent attachment of any lien resulting therefrom to, foreclosure on or other realization upon any Collateral and preclude interference with the operation of its business in the ordinary course and the Debtor shall have established adequate reserves therefor.

(e)The Debtor agrees to execute and deliver, and shall request the Intermediary to execute and deliver, to the Agent such further agreements, assignments, instruments, and documents, and to do all such other things, as the Agent may reasonably deem necessary or appropriate to assure the Agent its lien and security interest hereunder, including, without limitation, such control agreements executed by the Intermediary as the Agent may from time to time reasonably require.  The Debtor hereby authorizes the Agent to file any and all financing statements covering the Collateral or any part thereof as the Agent may require.  The Agent may order lien searches from time to time against the Debtor and the Collateral, and the Debtor shall promptly reimburse the Agent for all reasonable costs and expenses incurred in connection with such lien searches; provided, however, that unless and until an Event of Default shall have occurred and be continuing, the Debtor shall not be required to pay for more than one set of such searches in any calendar year.  In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, the Debtor agrees to execute and deliver all such agreements, assignments, instruments, and documents and to do all such other things as the Agent deems necessary or appropriate to preserve, protect, and enforce the security interest of the Agent under the law of such other jurisdiction.  The Debtor agrees to mark its books and records to reflect the lien and security interest of the Agent in the Collateral.

(f)On failure of the Debtor to perform any of the covenants and agreements herein contained, the Agent may, at its option, perform the same and in so doing may expend such sums as the Agent deems advisable in the performance thereof, including, without limitation, the payment of any taxes, liens, and encumbrances, expenditures made in defending against any adverse claims, and all other expenditures which the Agent may be compelled to make by operation of law or which the Agent may make by agreement or otherwise for the protection of the security hereof.  All such sums and amounts so expended shall be repayable by the Debtor upon demand, shall constitute additional Secured Obligations secured hereunder, and shall bear interest from the date said amounts are expended at the rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) determined by adding 2.0% per annum to the ABR from time to time in effect, with any change in such rate per annum as so determined by reason of a change in such Base Rate to be effective on the date of such change in said Base Rate (such rate per annum as so determined being hereinafter referred to as the “Default Rate”).  No such performance of any covenant or agreement by the Agent on behalf of the Debtor, and no such advancement or expenditure therefor, shall relieve the Debtor of any default under the terms of this Agreement or in any way obligate any Secured Creditor to take any further or future action with respect thereto.  The Agent, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim.  The Agent, in performing any act hereunder, shall be the sole judge of whether the Debtor is required to perform the same under the terms of this Agreement.  The Agent is hereby authorized to charge any account of the Debtor maintained with any Secured Creditor for the amount of such sums and amounts so expended.

(g)The Debtor represents that on the date of this Agreement, none of the Collateral consists of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System) except to the extent the Debtor has delivered to the Agent a duly executed and completed Form U-1 with respect to such stock.  If at any time the Collateral or any part thereof consists of margin stock, the Debtor shall promptly so notify the Agent and deliver to the Agent a duly executed and completed Form U-1 and such other instruments and documents reasonably requested by the Agent in form and substance satisfactory to the Agent.

11.In acting under or by virtue of this Agreement, the Agent shall be entitled to all the rights, authority, privileges, and immunities provided in the Credit Agreement, all of which provisions of said Credit Agreement (including, without limitation, Article VIII thereof) are incorporated by reference herein with the same force and effect as if set forth herein in their entirety.  The Agent hereby disclaims any representation or warranty to the Secured Creditors or any other holders of the Secured Obligations concerning the perfection of the liens and security interests granted hereunder or in the value of any of the Collateral.

12.Any Notice of Sole Control shall be effective on its Effective Date.  All other notices under this Agreement shall be effective when actually received.  Any notices or other communications which may be required under this Agreement are to be sent to the parties at the following addresses or such other addresses as may be subsequently given to the other parties in writing:

Agent:

JPMorgan Chase Bank, National Association
1 East Ohio Street, Mail Code IN1-0045
Indianapolis, IN  46277
Fax:(317) 767-8008
Attn:John V. Schlechte, Senior Vice President

the Debtor:

ITT Educational Services, Inc.
13000 N. Meridian Street
Carmel, IN   46032
Fax:(317) 706-9254
Attn:Chief Financial Officer

the Intermediary:

JPMorgan Chase Bank, National Association
1111 Polaris Parkway, Suite 2N
Columbus, OH  43240
Attn:[IAA Administrator], OH1-0634

the Intermediary shall send to both the Debtor and the Agent at the above addresses copies of all periodic and transaction statements concerning the Account.

13.The Debtor acknowledges that this Agreement supplements any existing agreement(s) with the Intermediary and in no way is this Agreement intended to abridge any rights that the Intermediary might otherwise have with respect to the Debtor under the terms of any such existing agreements with the Debtor, except as expressly provided herein or in the Control Agreement.  This Agreement shall not amend any contractual agreements between the Intermediary and the Debtor with respect to the Account or abridge any rights that the Intermediary may have under any such contractual agreements.  This Agreement may not be changed orally, but only by an agreement in writing and signed by the parties.

14.This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto and shall be governed by, and construed in accordance with, the laws of the State of New York.

15.This Agreement shall not be considered to create a joint venture or partnership between the parties hereto.  Neither party to this Agreement may utilize the name of the other in any way without the other party’s written consent.

16.If any provision of this Agreement shall be held to be invalid or unenforceable by any court or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition.  The validity of the remaining provisions and conditions shall not be affected thereby and this Agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

17.This Agreement is between the parties and is not intended to confer any benefits on third parties, provided however that the Intermediary will be deemed to be a beneficiary of the provisions related to the Intermediary contained in the Control Agreement.

18.The Debtor has heretofore executed and delivered to JPMorgan the Prior Security Agreement to secure certain indebtedness described therein (the “previously secured indebtedness”) owed to JPMorgan.  The Secured Obligations include, without limitation, the previously secured indebtedness.  The Debtor hereby agrees that, notwithstanding the execution and delivery hereof, the liens and security interests created and provided for by the Prior Security Agreement for the benefit and security of such previously secured indebtedness shall remain in full force and effect, it being specifically understood and agreed that the liens and security interests created and provided for by this Agreement, to the extent the same secure the previously secured indebtedness, shall constitute and be a continuation of the liens and security interests, which exist under the Prior Security Agreement as security for the previously secured indebtedness.  Nothing contained in this Agreement or any financing statements executed in connection herewith shall affect or impair the validity or priority of the liens and security interests created and provided for by the Prior Security Agreement as to the previously secured indebtedness.  However, to the extent that the Prior Security Agreement is inconsistent with any terms hereof, the Prior Security Agreement shall to such extent be deemed amended hereby and this Agreement shall govern and control over any such provisions of the Prior Security Agreement which are inconsistent with the provisions hereof.

19.This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument.

In Witness Whereof, the Debtor and the Agent have caused this Agreement to be executed by their respective authorized officers and delivered effective as of the date written above

ITT Educational Services, inc.

By:
Name:
Title:

State of ____________________ )

County of __________________ )

Before me, a Notary Public in and for said County and State, personally appeared __________________________ the __________________ of ITT Educational Services, Inc., and acknowledged the execution of the foregoing document as the authorized and voluntary act of said corporation.

Witness my hand and Notarial Seal.

Notary Public

Printed NameNotary Public

My County of Residence:  _________________

My Commission Expires: __________________

JPMorgan Chase Bank, National Association, as Agent

By:
Name:
Title:

[Signature Page to Security Agreement]

Exhibit A

[Date]

JPMorgan Chase Bank, National Association
1111 Polaris Parkway, Suite 2N, Mail Code OH1-0634 Columbus, OH 43240
Attn: Brian Gayer

Re:Notice of Sole Control

Ladies and Gentlemen:

Pursuant to the Control Agreement, dated August 30, 2007 (a copy of the Control Agreement being attached hereto), we give you notice of our exclusive control over account number __________ and any property therein (the “Account”) held with JPMorgan Chase Bank, National Association.  You are instructed not to accept any instructions, entitlement orders or directions with respect to the Account from any party other than the undersigned affiliate.

You are instructed to deliver a copy of this notice to ITT Educational Services, Inc,

JPMorgan Chase Bank, National Association

By:
Name:
Title:

Exhibit E

Form of Guaranty

For value received and in consideration of advances made or to be made, or credit given or to be given, or other financial accommodation afforded or to be afforded to ITT Educational Services, Inc., a Delaware corporation, and its successors and assigns (the “Borrower”), by the lenders from time to time party to that certain Second Amended and Restated Credit Agreement dated as of January 11, 2010 (as amended, supplemented, modified and/or restated, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto (the “Lenders”), and JPMorgan Chase Bank, National Association, as Administrative Agent (in such capacity the “Administrative Agent”), from time to time, the undersigned hereby guarantees the full and prompt payment to the Lenders at maturity and at all times thereafter of any and all indebtedness, obligations and liabilities of every kind and nature of the Borrower to the Lenders owing under and pursuant to the Credit Agreement and any of the other Loan Documents, howsoever evidenced, whether now existing or hereafter created or arising, whether direct or indirect, absolute or contingent, or joint or several, and howsoever owned, held or acquired, whether direct loan or as collateral or otherwise (hereinafter all such indebtedness, obligations and liabilities being collectively referred to as the “Indebtedness”); and the undersigned further agrees to pay all reasonable expenses, legal and/or otherwise (including court costs and reasonable attorneys’ fees), paid or incurred by the Administrative Agent and the Lenders in endeavoring to collect the Indebtedness, or any part thereof, and in protecting, defending or enforcing this guaranty in any litigation, bankruptcy or insolvency proceedings or otherwise.  Capitalized terms used but not defined herein shall have the same meaning herein as in the Credit Agreement.

The undersigned further acknowledges and agrees with the Administrative Agent and the Lenders that:

1.This guaranty is a continuing, absolute and unconditional guaranty, and shall remain in full force and effect until written notice of its discontinuance shall be actually received by the Administrative Agent, and also until any and all of the Indebtedness created, existing or committed to before receipt of such notice shall be fully paid.  The dissolution of the undersigned shall not terminate this guaranty until notice of such dissolution shall have been actually received by the Administrative Agent, nor until all of the Indebtedness created or existing before receipt of such notice shall be fully paid.  The granting of credit from time to time by the Lenders to the Borrower in excess of the amount to which the right of recovery under this guaranty is limited, if any, and without notice to the undersigned, is hereby also authorized and shall in no way affect or impair this guaranty.

2.In case of the dissolution, liquidation or insolvency (howsoever evidenced) of, or the institution of bankruptcy or receivership proceedings against the Borrower or the undersigned, all of the Indebtedness then existing shall, at the option of the Administrative Agent, immediately become due or accrued and payable from the undersigned.  All dividends or other payments received from the Borrower or on account of the Indebtedness from whatsoever source, shall be taken and applied as payment in gross, and this guaranty shall apply to and secure any ultimate balance that shall remain owing to the Lenders.

3.The liability hereunder shall in no wise be affected or impaired by (and the Administrative Agent is hereby authorized to make from time to time, without notice to anyone), any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or other disposition of any of the Indebtedness, either express or implied, or of any contract or contracts evidencing any of the Indebtedness, or of any security or collateral therefor.  The liability hereunder shall in no wise be affected or impaired by any acceptance by the Administrative Agent or the Lenders of any security for or other guarantors upon any of the Indebtedness, or by any failure, neglect or omission on the part of the Administrative Agent or the Lenders to realize upon or protect any of the Indebtedness, or any collateral or security therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property of the Borrower, possessed by the Administrative Agent or the Lenders, toward the liquidation of the Indebtedness, or by any application of payments or credits thereon.  The Administrative Agent shall have the exclusive right to determine how, when and what application of payments and credits, if any, shall be made on the Indebtedness, or any part thereof.  In order to hold the undersigned liable hereunder, there shall be no obligation on the part of the Administrative Agent or the Lenders, at any time, to resort for payment to the Borrower or to any other guaranty, or to any other persons or corporations, their properties or estates, or resort to any collateral, security, property, liens or other rights or remedies whatsoever, and the Administrative Agent and the Lenders shall have the right to enforce this guaranty irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.

4.All diligence in collection or protection, and all presentment, demand, protest and/or notice, as to any and everyone, whether or not the Borrower or the undersigned or others, of dishonor and of default and of non-payment and of the creation and existence of any and all of the Indebtedness, and of any security and collateral therefor, and of the acceptance of this guaranty, and of any and all extensions of credit and indulgence hereunder, are waived.  No act of commission or omission of any kind, or at any time, upon the part of the Administrative Agent or the Lenders in respect to any matter whatsoever, shall in any way affect or impair this guaranty, except to the extent such act is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such party.

5.The undersigned will not exercise or enforce any right of exoneration, contribution, reimbursement, recourse or subrogation available to the undersigned against any person liable for payment of the Indebtedness, or as to any security therefor, unless and until the full amount owing to the Lenders on the Indebtedness has been paid and the payment by the undersigned of any amount pursuant to this guaranty shall not in any wise entitle the undersigned to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Indebtedness or any proceeds thereof or any security therefor unless and until the full amount owing to the Lenders on the Indebtedness has been paid.

6.Subject to the terms and provisions of the Credit Agreement, each Lender may sell, assign or transfer all of the Indebtedness, or any part thereof, or grant participations therein, and in that event each assignee, transferee, or holder of or participant in all or any part of the Indebtedness, shall have the right to enforce this guaranty, by suit or otherwise, for the benefit of such assignee, transferee, holder or participant, as fully as if such assignee, transferee, holder or participant were herein by name specifically given such rights, powers and benefits; but such Lender shall have an unimpaired right to enforce this guaranty for the benefit of such Lender or any such participant, as to so much of the Indebtedness that it has not sold, assigned or transferred.

7.The undersigned waives any and all defenses, claims and discharges of the Borrower, or any other obligor, pertaining to the Indebtedness, except the defense of discharge by payment in full.  Without limiting the generality of the foregoing, the undersigned will not assert, plead or enforce against the Administrative Agent or the Lenders any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to the Borrower or any other person liable in respect of any of the Indebtedness, or any set-off available against the Administrative Agent or the Lenders to the Borrower or any such other person, whether or not on account of a related transaction.  The undersigned agrees that the undersigned shall be and remain liable for any deficiency remaining after foreclosure of any mortgage or security interest securing the Indebtedness, whether or not the liability of the Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision.

8.If any payment applied by the Lenders to the Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Indebtedness to which such payment was applied shall for the purposes of this guaranty be deemed to have continued in existence, notwithstanding such application, and this guaranty shall be enforceable as to such of the Indebtedness as fully as if such application had never been made.

9.Any invalidity or unenforceability of any provision or application of this guaranty shall not affect other lawful provisions and applications hereof, and to this end the provisions of this guaranty are declared to be severable.  This guaranty shall be construed according to the law of the State of New York, and may not be waived, amended, released or otherwise changed except by a writing signed by the Administrative Agent.  The liability of the undersigned under this guaranty is in addition to and shall be cumulative with all other liabilities of the undersigned to the Administrative Agent and the Lenders, if any, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

10.This guaranty and every part thereof shall be effective upon delivery to the Administrative Agent, without further act, condition or acceptance by the Administrative Agent or the Lenders, shall be binding upon the undersigned, and upon the heirs, legal representatives, successors and assigns of the undersigned, and shall inure to the benefit of the Administrative Agent and the Lenders, their respective successors, legal representatives and assigns.  The undersigned waives notice of the Administrative Agent’s and the Lenders’ acceptance hereof.

11.The undersigned hereby represents and warrants to, and covenants and agrees with, the Administrative Agent and the Lenders that:  (a) it is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its formation and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage; (b) it has the corporate power and authority to execute, deliver and carry out the terms and provisions of this guaranty and has taken all necessary corporate action to authorize the execution, delivery and performance of this guaranty; (c) it has duly executed and delivered this guaranty and this guaranty constitutes the legal, valid and binding agreement of the undersigned enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (d) neither the execution, delivery and performance by the undersigned of this guaranty nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the undersigned or its properties and assets, (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the undersigned pursuant to the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which the undersigned is a party or by which it or any of its property or assets are bound or to which it may be subject other than liens granted in favor of the Administrative Agent, or (iii) will violate any provision of the certificate or articles of incorporation or by-laws of the undersigned; (e) no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by the undersigned of this guaranty, or (ii) the legality, validity, binding effect or enforceability of this guaranty; and (f) there are no actions, suits or proceedings pending or, to, the knowledge of the undersigned, threatened with respect to the undersigned which question the validity or enforceability of this guaranty, or of any action to be taken by the undersigned pursuant to this guaranty.

12.The undersigned hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in the City of New York for purposes of all legal proceedings arising out of or relating to this guaranty or the transactions contemplated hereby.  The undersigned irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  The undersigned hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this guaranty or the transactions contemplated hereby.

[Signature Page to Follow]

Credit Agreement (format)
1924042

Signed and delivered by the undersigned this ___ day of __________, 2010.

______________________________________

By
Name
Title

Exhibit F-1

ITT Educational Services, Inc.

Quarterly Compliance Certificate

To:	JPMorgan Chase Bank, National Association, as Administrative Agent under the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Second Amended and Restated Credit Agreement dated as of January 11, 2010, among us (as extended, renewed, amended or restated from time to time, the “Credit Agreement”).  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The Undersigned hereby certifies that:

1.I am the duly elected ____________ of ITT Education Services, Inc.;

2.I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the accounting period to which this Compliance Certificate relates;

3.The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period to which this Compliance Certificate relates or as of the date of this Compliance Certificate, except as set forth below;

4.If applicable, the financial statements required by Section 5.01(b) of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; and

5.The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with Section 5.11 of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant provisions of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto and, if applicable, the financial statements delivered with this Certificate in support hereof, are made and delivered this ______ day of __________________ 20___.

ITT Educational Services, Inc.

By
Name
Title

Schedule I

Compliance Certificate

Period Ended
Leverage Ratio (calculated quarterly)
Total Indebtedness
EBITDA (four consecutive quarters)
Leverage Ratio
Maximum = 1.0 to 1.0
Period Ended
Unrestricted Cash and Investments to Indebtedness Ratio (calculated monthly)
Total Indebtedness
Cash & Investments to Indebtedness Ratio
Minimum = 1.10 to 1.0
Period Ended
DOE Ratio (calculated annually)
DOE Ratio (as defined)
Minimum = 1.50 to 1.0

Exhibit F-2

ITT Educational Services, Inc.

Monthly Compliance Certificate

To:JPMorgan Chase Bank, National Association, as Administrative Agent under the Credit Agreement described below

This Compliance Certificate is furnished to the Administrative Agent and the Lenders pursuant to that certain Second Amended and Restated Credit Agreement dated as of January 11, 2010, among us (as extended, renewed, amended or restated from time to time, the “Credit Agreement”).  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The Undersigned hereby certifies that:

1.I am the duly elected ____________ of ITT Education Services, Inc.;

2.I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the accounting period to which this Compliance Certificate relates;

3.The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period to which this Compliance Certificate relates or as of the date of this Compliance Certificate, except as set forth below;

4.The Schedule I hereto sets forth financial data and computations evidencing the Borrower’s compliance with Section 5.11(b) of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant provisions of the Credit Agreement.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications together with the computations set forth in Schedule I hereto are made and delivered this ______ day of __________________ 20___.

ITT Educational Services, Inc.

By
Name
Title

Schedule I

Compliance Certificate

Period Ended
Unrestricted Cash and Investments to Indebtedness Ratio (calculated monthly)
Total Indebtedness
Cash & Investments to Indebtedness Ratio
Minimum = 1.10 to 1.0

Schedule 2.01

Aggregate Commitments

Lender	Amount
JPMorgan Chase Bank, National Association	$90,000,000
Bank of America, N.A.	$60,000,000
Total Commitments	$150,000,000

Line of Credit A Commitments

Lender	Amount
JPMorgan Chase Bank, National Association	$60,000,000
Bank of America, N.A.	$40,000,000
Total Line of Credit A Commitments	$100,000,000

Line of Credit B Commitments

Lender	Amount
JPMorgan Chase Bank, National Association	$30,000,000
Bank of America, N.A.	$20,000,000
Total Line of Credit B Commitments	$50,000,000

Schedule 3.06

Disclosed Matters

None

Schedule 3.14

Material Subsidiaries

ESI Service Corp.

Daniel Webster College, Inc.

Schedule 6.02

Existing Liens

None

Schedule 6.08

Existing Restrictions

None